Exhibit 99.2

 2019 Third QuarterEarnings Presentation  October 2019

 This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to Howard Bancorp Inc.’s (“Howard”) predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond Howard control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which Howard operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; Howard’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate (“CRE”), construction and land development, and commercial and industrial loans (“C&I”) in its loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Howard’s operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; Howard’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including its ability to generate liquidity internally or raise capital on favorable terms; any impairment of Howard's goodwill or other intangible assets; system failure or cybersecurity breaches of Howard's network security; Howard's ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, including those discussed in the Howard’s Form 10-K for the year ended December 31, 2018 and other documents filed by Howard with the Securities and Exchange Commission from time to time. Forward-looking statements are as of the date they are made, and Howard does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Howard.  2  Forward Looking Statements

 3  Non-GAAP Information  This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Howard’s management uses non-GAAP financial measures, management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Howard and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Howard's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Howard. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the final pages of this presentation. The following are the non-GAAP measures used in this presentation:Core EPS, Core net income, core noninterest expense, core return on average common equity, and core return on average assets are non-GAAP measures that exclude the impact of the infrequent expenses from the 3rd and 2nd quarters of 2019.Core net interest margin (“NIM”) excludes the impact of purchase accounting adjustment toward net interest income. Tangible book value per common share is a non-GAAP measure that adjusts the book value per common share by eliminating the intangible assets included in book value.Reported return on tangible assets shows the return on average assets net of intangible assets.Reported return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Reported return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.Core return on tangible assets shows the return on average assets net of intangible assets.Core return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Core return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.

 Exceptionally Well-Positioned Franchise  Continued progress towards higher growth and higher return franchiseNet loan growth continued at $28.9 million or 6.7% annualized during the 3rd quarter 2019; commercial loan growth in the quarter of $31.3 million or 11% annualized Transaction deposits increased by $11.0 million during the 3rd quarter 2019 which funded 38% of net loan growthIndustry-wide net interest margin pressure mitigated by loan portfolio mix and funding mixManagement focused on execution of branch optimization and renegotiations of technology contracts to realize scale based efficiencies Share buyback program commencedUniquely poised to take advantage of continuing waves of consolidation disruption in the market  4

 Third Quarter Highlights  Net income for the 3rd quarter was $4.6 million, representing earnings per share (“EPS”) of $0.24, up from $2.1 million, or $0.11 EPS, in the 2nd quarter 2019. Excluding infrequent expenses, the 3rd quarter core net income(1) was $5.1 million, representing core EPS(1) of $0.27.Our total noninterest expenses of $15.4 million were down $4.1 million from $19.5 million in the 2nd quarter 2019. Excluding infrequent expenses of $700 thousand, core noninterest expense(1) was $14.7 million for the 3rd quarter of 2019. Excluding infrequent expenses of $4.3 million, core noninterest expense was $15.2 million for the 2nd quarter of 2019.Total loan originations remained strong and totaled $72.3 million in the 3rd quarter with $46.4 million in commercial loan originations. NIM for the 3rd quarter was down slightly at 3.46%, despite the multiple decreases in prime rate during the 3rd quarter. Excluding fair market value adjustments, core NIM(1) was 3.39%. Book value per share increased to $16.18 at the end of the 3rd quarter from $15.92 at the end of the 2nd quarter 2019. Tangible Book Value (1) increased to $12.24 per share at the end of the 3rd quarter from $11.94 per share at the end of the 2nd quarter 2019.   5  (1) Core net income, core EPS, core noninterest expense, core NIM, and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Consistently Improving Profitability Ratios  6  Profitability Ratios  Reported return on tangible assets, return on average assets, net of CDI expense, and the return on average earning assets, net of CDI expense are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.Core return on average common equity, core return on average assets, core return on tangible assets, core return on average assets, net of CDI expense, and core return on average earning assets, net of CDI expense are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.  CDI Expense for the 3rd quarter 2019 was $745 thousand and $768 thousand for 2nd quarter 2019.

 Loan Growth Trends  7  Total loans grew this quarter by a net $28.9 million, or 6.7% annualized, to $1.73 billion at September 30, 2019.All of this quarter’s net loan growth was driven by net growth in our core commercial segment of $31.3 million or 11% annualized Commercial loan originations continue to be strong with $197.1 million YTD, or 16.1% annualized.YTD net loan growth of $80.1 million, or 6.5% annualized. Organic loan growth has been focused on, and will continue to be based on building long term, profitable client relationships.Long term loan organic CAGR for Howard since 2013 is 21.5%.

 Strong Capital Ratios  8  Last Five Quarter Capital Ratios  Total risk based capital ratio increased to 12.87% in the 3rd quarter from 12.55% in the 2nd quarter. The increase was driven by strong earnings. Tier 1 leverage increased to 9.39% in 3rd quarter from 9.06% in the 2nd quarter. Given the strong capital ratios, we commenced a share buyback program during the 3rd quarter.

 Net Interest Margin  NIM was 3.46% for the 3rd quarter, down slightly from the 3.53% reported in 2nd quarter. The primary driver of the reduced NIM was the impact of decreases in prime rate during the 3rd quarter. The fair market value accretion component of NIM remains minimal in spite of acquisitions. Mix of fixed rate loan assets provides protection against declining rate environment as does rising percentage of low cost transaction deposits Net interest income for the first nine months of 2019 was $52.0 million, a $3.3 million, or 6.9%, increase over the $48.7 million during the first nine months of 2018.  9  NIM Trends  Accretion Level of Interest Income (in thousands)

 Asset Quality Focus  10    (1) NPAs include nonaccruals, OREO and restructured loans.(2) Net charge offs (“NCOs” Annualized) / Average Loans for the three months ended in each respective quarter.  NPAs / Total Assets (%) (1)  NCOs / Average Loans (%) (2)  Reserves / NPLs (%)  Reserves / Loans (%)  Asset quality management has resulted in the ratio of non-performing assets to total assets declining to 1.04% in the 3rd quarter 2019 from 1.05% in the 2nd quarter 2019 and down from 1.46% in the 3rd quarter of 2018.The provision expense for the 3rd quarter was $608 thousand and was driven by the strong loan portfolio growth during the 3rd quarter and a few smaller charge-offs as well as a general allowance increase related to our view of the current state of the economy.

 Loan Mix  11  September 30, 2019  Our loan portfolio includes 68.4% of commercial loans consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.Originations for the 3rd quarter totaled $72.3 million.The majority of the mortgage portfolio is related to acquisitions.NPAs to total assets decreased to 1.04% at September 30, 2019 compared to 1.05% at June 30, 2019 and 1.46% at September 30, 2018.

 Strong Funding Mix  12  Overall cost of deposits was 0.96% for the 3rd quarter. Transaction accounts represent 37.3% of total deposits in 3rd quarter.Strong well known commercial team enabled with very competitive treasury management product set and supported by reconfigured branch network serving the entire footprint (average branch size of over $100 million)   Historical Deposit Composition (in millions)  Attractive Funding Mix

 13  In-Market Deposit Disruption   Upon completion of Old Line and Revere Bank acquisitions, Howard Bank will be the 3rd largest local bank in Maryland behind Sandy Spring ($11.0 billion total assets with completion of Revere Bank purchase) and Eagle Bank ($8.7 billion total assets). #7 in Total Deposits - Greater Baltimore Market  Data sourced from SNL 52 week trailing transaction history in Maryland; regional deposits based on June 30, 2019 filings.

Summary Remarks

- **Commercially focused loan origination engine continues to show momentum related to unique positioning and experienced team**
  - $28.9 million in net loan growth during the 3rd quarter with $31.3 million in commercial net loan growth.
  - $72.3 million in loan originations during the third quarter of 2019.
- **Continued optimization of franchise**
  - Commitment to a relevant delivery network that acknowledges changes in customer behaviors resulting in the closing of three additional branch locations and the consolidation of two other existing branch locations into a new smaller branch location to occur during the 4th quarter of 2019.
  - With these adjustments to our branch footprint, we will have 46% fewer branches than in March of 2018.
  - Management currently renegotiating technology contracts in order to further reduce costs.
- **Uniquely positioned as largest locally headquartered bank in SME dominated market**
  - Continued focus on our points of differentiation as well as looking at additional opportunities to improve return metrics.
  - Focus on increasing share of transaction deposits aided by market disruption.

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HOWARD BANCORP

APPENDIX  15

 $15.4 million  Non-Interest Expense  16  Reported 3rd quarter total noninterest expenses of $15.4 million are down from $19.5 million in the 2nd quarter 2019. Core noninterest expenses for the 3rd quarter totaled $14.7 million, down from $15.2 million in the 2nd quarter 2019. Included in noninterest expenses is CDI expense which accounted for $745 thousand, or $0.04 pre-tax per share for the 3rd quarter of 2019.  Non-Interest Expense (in millions)

 Quarterly Financial Performance  17  (1) Tangible book value per common share is a non-GAAP financial measure. For reconciliation of this non-GAAP financial measure to its comparable GAAP measure, see the final pages of this presentation.

 Quarterly Financial Performance  18  Net interest margin is net interest income divided by average earning assets.Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

 Reconciliation of Non-GAAP measures   19  The Company recognizes interest income and interest expense from the amortization and/or accretion of purchase accounting fair value measures incurred in connection with the acquisition of First Mariner Bank that are based upon customer activities and can create volatility in the reported NIM when measuring comparable periods. Following is a reconciliation of the core NIM results excluding the impact of net interest income recognized from purchase accounting adjustments and the GAAP basis information presented in this release:

 Reconciliation of Non-GAAP measures (Reported)  20

 Reconciliation of Non-GAAP measures (Core)  21

 Reconciliation of Non-GAAP measures (Reported)  22

 Reconciliation of Non-GAAP measures (Core)  23

 Reconciliation of Non-GAAP measures (Reported)  24

 Reconciliation of Non-GAAP measures (Reported)  25

 Reconciliation of Non-GAAP measures (Core)  26

 Reconciliation of Non-GAAP measures  27

 Asset Yields  28

 Funding Rates  29